Exhibit 99.1

Wesco Aircraft Holdings to Acquire Interfast Inc.

VALENCIA, CA, May 24, 2012 — Wesco Aircraft Holdings, Inc. (NYSE: WAIR), a leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that it has entered into an agreement to acquire substantially all of the assets of Interfast Inc. (“Interfast”) for CDN$134 million in cash.

Interfast is a Toronto-based value-added distributor of specialty fasteners, fastening systems and production installation tooling for the aerospace, electronics and general industrial markets. Interfast has a global presence working with both OEM (original equipment manufacturers) and MRO (maintenance, repair and overhaul) businesses to deliver proactive and innovative fastener-based solutions for a broad base of applications.

Randy Snyder, Wesco’s Chairman, President and Chief Executive Officer said, “We are excited about the acquisition of Interfast, which we believe will accelerate our growth across North America and Asia and strengthen our relationships with several strategic aerospace customers. This highly complementary acquisition will also allow us to broaden our product portfolio to include new lines such as specialty industrial products.”

“In addition, this transaction will support our initiative to implement an MRO platform to provide this important set of customers with the world class service and on-time delivery that our OEM customers have experienced for decades. We believe that Wesco is well situated to capitalize on the expected growth in our industry and our acquisition of Interfast will create additional growth opportunities,” said Snyder.

The Company expects the acquisition to close toward the end of its fiscal third quarter or the beginning of its fiscal fourth quarter, subject to customary closing conditions. The acquisition is not expected to have a material impact on Wesco’s adjusted diluted earnings per share for its current fiscal year, but is expected to be accretive on that basis in fiscal 2013.

About Wesco Aircraft

Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The Company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management.  The Company believes it offers the world’s broadest inventory of aerospace parts, comprised of approximately 475,000 different stock keeping units, including hardware, bearings, tools, electronic components and machined parts. Wesco Aircraft has more than 1,000 employees across 30 locations in 11 countries.

Contact Information:

Richard Zubek

Investor Relations

661-802-5078

InvestorRelations@wescoair.com

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the Company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include discussions about the Company’s business strategies, its acquisition of substantially all of the assets of Interfast and the impact of such acquisition on the Company’s expectations regarding its earnings per share data and the Company’s expectations concerning future operations, expected growth in its industry, revenues, earnings per share, margins and profitability. In some cases, you can identify forward-looking statements by terminology such as “will,” “expects,” “believes” or the negative of these terms or other comparable terminology. Although the Company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve risks, uncertainties, estimates and assumptions that may cause the Company’s actual results, performance or achievements to be materially different than those set forth in this news release. Additional information relating to factors that may cause actual results to differ from the Company’s forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2011 and March 31, 2012. The Company undertakes no obligation to update or revise forward-looking statements after the day of the release as a result of new information, future events or developments except as required by law.